UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2013

UMAX GROUP CORP.

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(Exact name of Registrant as specified in its charter)

Nevada

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(State or other jurisdiction of incorporation)

333-174334

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(Commission File Number)

99-0364796

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(IRS Employer Identification No.)

3923 West 6th Street Ste. 312

Los Angeles, CA 90020

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(Address of principal executive offices)

(213) 381-6627

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(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On or about, September 10, 2013, we sold a total of 100,000 shares of our restricted common stock pursuant to an exemption from registration under Rule 506 and Rule 144, promulgated under Section 5 of the Securities Act of 1933, as amended.  The shares are “restricted securities” as defined by Rule 144 of the Act, and cannot be negotiated in the market for a period of one year after the Company is no longer defined as a “shell” under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  The offering was made at a per share price of $2.00 per restricted share, representing an investment into the Company of $200,000.00 by two non-affiliate accredited investors.  The share offering will not increase the issued and outstanding shares of the Company as the offering is being offset by the return to treasury of a like number of shares from a prior control person, thus, the offering will not result in any additional free trading shares being introduced into the float and no new shares will be added to our issued and outstanding share total.   We may extend our offering to an additional $800,000.00 under the same terms and conditions as the present offering (400,000 restricted shares at $2.00 per share).  We undertook this offering as a direct private placement of securities by the Company and we did not engage a placement agent and no commissions or other fees are being paid in connection with the offering.  Thus, we will retain all of the proceeds of the offering for use in general corporate purposes and in implementing our plan of operations.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2013, we entered into a term sheet agreement for the engagement of a new Chief Executive Officer (CEO).  The Board of Directors has appointed Gerald Edick, of Corona Del Mar, California for a period of six months, renewable for an additional six months, after which the plan is to engage Mr. Edick permanently.  The two terms are intended to provide review periods for performance based terms and incentives in the Agreement.  The Agreement calls for monthly compensation along with equity and cash performance incentives based upon attaining certain gross sales thresholds for our products.  We believe that this agreement gives the Company a very favorable opportunity to utilize the skills and contacts of Mr. Edick, who has agreed to incentive compensation hurdles as a major component of his employment compensation.  This agreement tells us Mr. Edick is serious about reaching significant sales and revenues goals and that he is confident in his abilities – because he has set in place review periods and performance triggers which will prove his skills. Mr. Edick will take over the reigns as UMAX CEO on September 15, 2013, when he will add his marketing and entrepreneurial experience, along with his extensive business contacts, to our new UMAX plan of operations.

Mr. Edick will be responsible for implementing UMAX’s marketing and advertising campaigns, which include radio and internet based marketing programs and will bring new celebrity product endorsements and promotional campaigns to UMAX, as well as negotiate our rollout of new procurement and distribution plans for the growing UMAX product line of nutritional and enhancement supplements.  In his career, Mr. Edick has focused on product and brand development.  Mr. Edick brings over Twenty Five years’ experience in senior management, finance and brand development and we are confident his experience with utilizing print, radio, infomercial, and internet advertising and marketing will be a great benefit to UMAX.  Mr. Edick is the original creator of Genius products, and Baby Genius’ product line, a household name for new and expectant mothers, and we believe his prior experience in public company management and operations will be an invaluable addition to the Company.  Mr. Edick is the added ingredient necessary for a powerful management and operations team, and we are proud to bring him onboard.

Our current executive and Director, Michelle Mercier, remains in her prior executive positions of Treasurer, President and Chief Financial Officer of Umax Group, Corp., and she remains our sole director until Mr. Edick is appointed to a directorship position.

Section 8 - Other Events

Item 8.01 Other Events.

As of September 13, 2013, under the auspices of new management, UMAX Group Corp., has successfully relocated its operations to the Los Angeles metropolitan area in southern California, for the purpose of implementing our nutritional supplement and enhancement products business.  The relocation of the business required entering into a new lease agreement which was negotiated under standard terms and in the normal course of business.

We are currently negotiating to acquire certain business assets and trademarks, along with proprietary formulas, which we intend to utilize in our new operations.  The Company does not intend to engage in or to undertake a reverse merger transaction and does not intend to acquire a going concern business.  Rather, we have successfully changed our focus to our new business plan and have already commenced operations and received revenues therefrom.

Concurrent with our most recent quarterly periodic filing with the SEC for the fiscal period ending July 31, 2013, we have filed a change of address with the Securities and Exchange Commission which updated our corporate address and contact information and we have changed our Standard Industrial Classification Code (“SIC”) to reflect our nutritional supplement business operations.  Our SEC file number has not changed and we will continue to operate under the name of UMAX Group, Corp., and we currently operate under the trade name (d/b/a) of UMAX Nutrition.

Our corporate website can be viewed at: www.umaxnutrition.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMAX GROUP CORP.

By: /s/ Michelle Mercier

Name: Michelle Mercier

Title: President and Chief Financial Officer, Sole Director

Date:  September 15, 2013